Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Julie Koenig Loignon
(502) 636-4502 (office)
juliek@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS

2007 SECOND-QUARTER RESULTS

•                  Net Revenues From Continuing Operations Grow By 4.1 Percent

•                  Churchill Downs Racetrack Revenues Grow By 2.4 Percent

•                  EBITDA From Continuing Operations Declines Due To Insurance Recoveries Of $10.1 Million Recorded In Second Quarter Of 2006

LOUISVILLE, Ky. (Aug. 7, 2007) – Churchill Downs Incorporated (NASDAQ:  CHDN) (“Churchill Downs” or “Company”) today reported results for the second quarter and six months ended June 30, 2007.

Net revenues from continuing operations for the second quarter of 2007 grew 4.1 percent to  $169.9 million, compared to net revenues from continuing operations of $163.3 million during the second quarter of 2006. This growth occurred despite the fact that the number of race days during the second quarter declined by 3.8 percent from 132 days in 2006 to 127 days during the same period in 2007. Net revenues were positively impacted year over year primarily by the following:

•	The launch of the Company’s account-wagering platform, www.twinspires.com in May 2007;
•	The Company’s acquisitions of the AmericaTAB and Bloodstock Research Information Systems companies in June 2007;
•	Increased seating and corporate hospitality revenues associated with the 2007 Kentucky Derby and Kentucky Oaks at Churchill Downs racetrack; and
•

Higher pari-mutuel revenues at Arlington Park, which the Company believes is partly attributable to increased field sizes related to Arlington’s installation of a synthetic racing surface in April 2007.

Net earnings from continuing operations during the second quarter of 2007 were $29.5 million, or $2.12 per diluted common share, compared to $34.8 million, or $2.56 per diluted common share, during the second quarter of 2006. The decrease in quarterly net earnings from continuing operations year over year is due primarily to the following factors:

•

During the second quarter of 2006, the Company recognized $10.1 million of pre-tax insurance recoveries, net of impairment losses, related to storm damage that occurred at Fair Grounds Race Course and Calder Race Course during the summer and fall of 2005; and

•

During the second quarter of 2007, the Company recorded share-based executive compensation costs of approximately $2.6 million, which are attributable to equity awards granted to the chief executive officer at the time of hiring and approved during the annual meeting of Churchill Downs shareholders on June 28, 2007.

The additional second-quarter costs were partially offset by the Company’s gain on the sale of excess land surrounding its Quad City Downs off-track betting (“OTB”) location in northern Illinois for $1.7 million. The Company’s EBITDA (earnings before interest, taxes, depreciation and amortization) from

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Churchill Downs Incorporated Reports Second-Quarter Results

Aug. 7, 2007

continuing operations decreased year over year due to the storm-related insurance recoveries of $10.1 million that were recorded during the second quarter of 2006.

President and Chief Executive Officer Robert L. Evans said the Company achieved solid financial results during the quarter, which included the implementation of several strategic initiatives. “During the second quarter of 2007, our Company grew net revenues from continuing operations while also launching our new account-wagering service, www.twinspires.com; acquiring three additional account-wagering platforms, www.winticket.com, www.BrisBET.com and www.TsnBET.com and their affiliated data services companies; devoting time and resources to the execution of HorseRacing TV™ and Track Net Media Group LLC, two business ventures we announced late in the first quarter; hosting another successful Kentucky Derby and Kentucky Oaks; and unveiling a new synthetic racing surface at Arlington Park that we believe has positively affected on- and off-track results there,” said Evans. “Total second-quarter handle was lower year over year due to the fact that we had five fewer race days during the quarter and two account-wagering providers, a major rebate operator and wagering outlets affiliated with the Choctaw Nation were not accepting wagers on races at Churchill Downs racetrack. However, our net pari-mutuel revenues from continuing operations were still up 2.6 percent. That increase is due to the higher host fees charged to account-wagering companies for our racing products by TrackNet Media Group LLC. The end result has been higher revenues through account-wagering channels for horsemen and our tracks, which together create the horse racing content our customers enjoy.

“During the quarter, we witnessed the positive impact of our entry into the account-wagering business and made progress on two alternative gaming initiatives. Calder Race Course and its pari-mutuel partners in South Florida successfully placed a local voter referendum on slot machine gaming for existing pari-mutuel facilities in Miami-Dade County on the ballot for Jan. 29, 2008. Additionally, Fair Grounds Race Course is constructing its temporary slot machine gaming facility and is on schedule to open that operation later this fall.  Fair Grounds is also moving forward this summer with the construction of its permanent facility, which is scheduled to open in the fall of 2008.”

Evans concluded, “We did much to move our business forward strategically and financially during the second quarter, while continuing to deliver value to our shareholders. During the second half of the year, we look forward to further growth in our account-wagering business, to adding slot machine gaming to our product offerings in Louisiana, and to making further progress on reducing our overall cost structure.”

A conference call regarding this release is scheduled for Wednesday, Aug. 8, 2007, at 9 a.m. EDT.  Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (617) 597-5393 and entering the pass code 27205687 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available one hour after the call ends by dialing (888) 286-8010 and entering 28319006 when prompted for the access code. A copy of this news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, Churchill Downs’ operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of Churchill Downs’ financial

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Churchill Downs Incorporated Reports Second-Quarter Results

Aug. 7, 2007

results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TV™, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements.  All forward-looking statements made in this news release are made pursuant to the Act.  The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our temporary and permanent slot facilities in Louisiana; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters, including Hurricanes Katrina, Rita and Wilma on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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Churchill Downs Incorporated Reports Second-Quarter Results

Aug. 7, 2007

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the three and six months ended June 30, 2007 and 2006

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenues	$169,933	$163,262	$217,775	$199,355
Operating expenses	108,577	103,607	161,502	146,333

Gross profit	61,356	59,655	56,273	53,022

Selling, general and administrative expenses	13,069	11,620	22,894	22,387
Insurance recoveries, net of losses	-	(10,124)	(784)	(11,121)

Operating profit	48,287	58,159	34,163	41,756

Other income (expense):
Interest income	393	222	665	305
Interest expense	(841)	(436)	(1,131)	(909)
Unrealized gain on derivative instruments	204	204	408	408
Miscellaneous, net	932	(65)	1,092	283
	688	(75)	1,034	87

Earnings from continuing operations before provision for income taxes	48,975	58,084	35,197	41,843

Provision for income taxes	(19,513)	(23,266)	(14,165)	(16,955)

Net earnings from continuing operations	29,462	34,818	21,032	24,888

Discontinued operations, net of income taxes:
(Loss) earnings from operations	(143)	(1,465)	278	(1,808)
Loss on sale of business	-	-	(182)	-

Net earnings	$29,319	$33,353	$21,128	$23,080

Net earnings (loss) per common share:

Basic
Net earnings from continuing operations	$2.12	$2.57	$1.52	$1.84
Discontinued operations	(0.01)	(0.11)	0.01	(0.14)
Net earnings	$2.11	$2.46	$1.53	$1.70

Diluted
Net earnings from continuing operations	$2.12	$2.56	$1.52	$1.83
Discontinued operations	(0.01)	(0.11)	-	(0.14)
Net earnings	$2.11	$2.45	$1.52	$1.69

Weighted average shares outstanding
Basic	13,427	13,124	13,399	13,099
Diluted	13,903	13,623	13,886	13,624

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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Churchill Downs Incorporated Reports Second-Quarter Results

Aug. 7, 2007

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three and six months ended June 30, 2007 and 2006

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net revenues from external customers:
Churchill Downs Racetrack	$91,550	$90,093	$94,846	$93,331
Arlington Park	28,762	26,943	41,952	39,370
Calder Race Course	26,635	26,693	27,833	28,960
Louisiana Operations	18,834	18,679	48,313	35,752
Total racing operations	165,781	162,408	212,944	197,413
Other investments	3,642	288	3,763	743
Corporate	510	492	1,020	1,073
Net revenues from continuing operations	169,933	163,188	217,727	199,229
Discontinued operations	-	11,837	7,837	20,824
	$169,933	$175,025	$225,564	$220,053

Intercompany net revenues:
Churchill Downs Racetrack	$1,702	$942	$1,702	$942
Arlington Park	256	195	256	195
Calder Race Course	183	155	190	162
Louisiana Operations	2	-	232	23
Total racing operations	2,143	1,292	2,380	1,322
Other investments	559	738	655	838
Eliminations	(2,702)	(1,956)	(2,987)	(2,034)
	-	74	48	126
Discontinued Operations	-	(74)	(48)	(126)
	$-	$-	$-	$-

Segment EBITDA and net earnings:
Churchill Downs Racetrack	$46,302	$43,978	$40,576	$37,877
Arlington Park	4,290	1,679	2,200	(273)
Calder Race Course	3,294	3,718	722	395
Louisiana Operations	3,066	14,222	5,832	14,815
Total racing operations	56,952	63,597	49,330	52,814
Other investments	(939)	381	(1,844)	698
Corporate	(948)	(1,083)	(1,261)	(1,715)
Total EBITDA from continuing operations	55,065	62,895	46,225	51,797
Eliminations	-	145	57	168
Depreciation and amortization	(5,642)	(4,742)	(10,619)	(9,518)
Interest income (expense), net	(448)	(214)	(466)	(604)
Provision for income taxes	(19,513)	(23,266)	(14,165)	(16,955)
Net earnings from continuing operations	29,462	34,818	21,032	24,888
Discontinued operations, net of income taxes	(143)	(1,465)	96	(1,808)
Net earnings	$29,319	$33,353	$21,128	$23,080

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

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Churchill Downs Incorporated Reports Second-Quarter Results

Aug. 7, 2007

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,798	$20,751
Restricted cash	3,073	12,704
Accounts receivable, net	42,777	42,316
Deferred income taxes	6,274	6,274
Income taxes receivable	3,301	12,217
Other current assets	12,984	8,857
Assets held for sale	-	25,422
Total current assets	90,207	128,541

Plant and equipment, net	351,758	336,068
Goodwill	106,993	53,528
Other intangible assets, net	40,581	16,048
Other assets	16,926	12,143
Total assets	$606,465	$546,328

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,652	$21,476
Purses payable	17,983	18,128
Accrued expenses	38,675	40,781
Dividends payable	-	6,670
Deferred revenue	9,726	26,165
Liabilities associated with assets held for sale	-	13,671
Total current liabilities	105,036	126,891

Long-term debt	69,024	13,393
Other liabilities	22,876	22,485
Deferred revenue	19,626	20,416
Deferred income taxes	13,064	13,064
Total liabilities	229,626	196,249

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares authorized; 13,650 shares issued June 30, 2007 and 13,420 shares issued December 31, 2006	134,888	128,937
Retained earnings	241,951	221,142
Total shareholders’ equity	376,839	350,079
Total liabilities and shareholders’ equity	$606,465	$546,328

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